EXHIBIT 10.3
ALLIED WASTE INDUSTRIES, INC.
EXECUTIVE INCENTIVE COMPENSATION PLAN
(Approved by the Board of Directors on February 9, 2006;
Approved by the Stockholders on May 25, 2006)

1.	Establishment, Objectives, Duration.
     Allied Waste Industries, Inc. (“Company”) hereby establishes a short-term incentive compensation plan to be known as the “Allied Waste Industries, Inc. Executive Incentive Compensation Plan” (“Plan”).
     The purpose of the Plan is to enhance the Company’s ability to attract and retain highly qualified executives and to provide such executives with additional financial incentives to promote the success of the Company and its Affiliates and Subsidiaries. Awards payable under the Plan are intended to constitute “performance-based compensation” under Code Section 162(m) and regulations promulgated thereunder, and the Plan shall be construed consistently with such intention.
     The Plan is effective as of January 1, 2006, subject to the approval of the Plan by the stockholders of the Company at the 2006 Annual Meeting. The Plan will remain in effect until such time as it shall be terminated by the Board, pursuant to Section 11 herein.

2.	Definitions.
     The following terms, when capitalized, shall have the meanings set forth below:
     (a) “Affiliate” means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.
     (b) “Award” means a bonus or other incentive compensation award payable in cash, Shares or any combination thereof, granted to a Participant under or pursuant to this Plan with respect to a particular Performance Period, in accordance with any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.
     (c) “Board” means the Board of Directors of the Company.
     (d) “Code” means the Internal Revenue Code of 1986, as amended.
     (e) “Committee” means the Management Development/Compensation Committee of the Board or another committee appointed by the Board that satisfies the requirements of Code Section 162(m).
     (f) “Company” means Allied Waste Industries, Inc., a Delaware corporation.
     (g) “Employee” means any person who is employed by the Company or any of its Affiliates or Subsidiaries.
     (h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (i) “Fair Market Value” means, as of any date, the value of a Share determined as follows:
     (i) Where there exists a public market for the Share, the Fair Market Value shall be (A) the closing sales price for a Share for the last market trading day prior to the time of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the principal securities exchange on which the Share is then listed for trading, or (B) if not so reported, the average of the closing bid and asked prices of a Share on that date (or if that date is not a business day, on the immediately preceding business day) as quoted on the NASDAQ National Market, or (C) if not quoted on the NASDAQ National Market, the average of the closing bid and asked prices of a Share on that date (or if that date is not a business day, on the immediately preceding business day) as quoted on the NASDAQ Small Cap Market, the National Quotation Bureau’s “Pink Sheets”, or the National Association of Securities Dealers’ OTC Bulletin Board System, or such other source as the Committee deems reliable; or
     (ii) In the absence of an established market of the type described above for the Share, the Fair Market Value thereof shall be determined by the Committee in good faith, and such determination shall be conclusive and binding on all persons.
     (j) “Operating Income Before Depreciation and Amortization” means revenue minus (i) the cost of operations, and (ii) selling, general and administrative expenses, as adjusted to exclude the effect of restructurings, discontinued operations, extraordinary items, write-offs associated with goodwill, the gain or loss associated with the sale of a business, the transition costs associated with the acquisition of a business, and the cumulative effect of tax and accounting changes, as each of those items is calculated in accordance with generally accepted accounting principles, if applicable, as of the date on which the calculation is made.
     (k) “Participant” means any person that the Committee determines, in its discretion, is or may be a “covered employee” of the Company within the meaning of Code Section 162(m) and regulations promulgated thereunder and who is selected by the Committee to participate in the Plan. “Participant” also means any other Employee(s) who the Committee may select to participate in the Plan for one or more specified Performance Periods.
     (l) “Performance Period” means the fiscal year of the Company, or such shorter or longer period as designated by the Committee; provided, however, that a Performance Period shall in no event be less than six (6) months or more than five (5) years.
     (m) “Plan” means the Allied Waste Industries, Inc. Executive Incentive Compensation Plan.
     (n) “Share” means a share of common stock of the Company, par value one cent ($.01) per share.
     (o) “Section 409A” means Section 409A of the Code and any related regulations or other guidance promulgated thereunder by the U.S. Department of Treasury or the Internal Revenue Service.
     (p) “Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least fifty percent (50%) of the combined equity thereof.

3.	Administration of the Plan.
     (a) The Committee. The Plan shall be administered by the Committee.
     (b) Authority of the Committee. Subject to applicable laws and the provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to establish rules and take all actions, including, without limitation, interpreting the terms of the Plan and Awards, and any related rules or regulations or other documents enacted hereunder and deciding all questions of fact arising in their application, determined by the Committee to be necessary in the administration of the Plan.
     (c) Effect of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final, binding and conclusive on all persons, including the Company, its Subsidiaries, its stockholders, the Participants and their estates and beneficiaries.
     (d) Limit on Liability. No member of the Committee or any Employee or committee of the Company to whom the Committee has delegated authority under this Plan will be liable for anything done or omitted to be done by him, by any member of the Committee or by any Employee of the Company in connection with the performance of any duties under this Plan, except for his own willful misconduct or as expressly provided by statute.

4.	Eligibility.
     Eligibility under this Plan is limited to Participants designated by the Committee, in its sole and absolute discretion. Except as otherwise specified in a written agreement between the Company and an Employee, no Employee shall at any time have the right (a) to be selected as a Participant in the Plan for any Performance Period, (b) if so selected, to be entitled to an Award, or (c) if selected as a Participant in one Performance Period, to be selected as a Participant in any subsequent Performance Period.

5.	Form of Payment of Awards.
     Payment of Awards under the Plan shall be made in cash, Shares or a combination thereof, as the Committee shall determine, subject to the limitations set forth in Sections 6 and 7 herein.

6.	Shares Subject to the Plan.
     Award payments that are made in the form of Shares, in whole or in part, shall be made from the aggregate number of Shares authorized to be issued under and otherwise in accordance with the terms of the Allied Waste Industries, Inc. 2006 Incentive Stock Plan (or any successor stock incentive plan approved by the stockholders of the Company); provided, however, that if the Company’s stockholders do not approve the 2006 Incentive Stock Plan, then Award payments that are made in the form of Shares, in whole or in part, shall be made from the aggregate number of Shares authorized to be issued under and otherwise in accordance with the terms of the Allied Waste Industries, Inc. Amended and Restated 1991 Incentive Stock Plan (or any successor incentive stock plan approved by the Company’s stockholders).

7.	Awards.
     (a) Selection of Participants and Designation of Performance Period and Terms of Award. Within ninety (90) days after the beginning of each Performance Period or, if less than ninety (90) days, the number of days which is equal to twenty-five percent (25%) of the relevant Performance Period applicable to an Award, the Committee shall, in writing, (i) select the Participants to whom Awards shall be granted, (ii) designate the applicable Performance Period, and (iii) specify terms and conditions for the determination and payment of the Award for each Participant for such Performance Period, including, without limitation, the extent to which the Participant shall have the right to receive an Award following termination of the Participant’s employment. The terms and conditions for the determination and payment of each Award shall be determined in the sole discretion of the Committee, need not be uniform among all Awards, and may reflect distinctions based on such criteria as the Committee determines in its sole discretion.

     (b) Awards. The Company’s Chief Executive Officer shall be eligible to receive an Award for each designated Performance Period equal to one-half percent (0.50%) of Operating Income Before Depreciation and Amortization for such Performance Period. Each of the Participants other than the Company’s Chief Executive Officer shall be eligible to receive an Award for each designated Performance Period equal to one quarter percent (0.25%) of Operating Income Before Depreciation and Amortization for such Performance Period. Notwithstanding the foregoing, the maximum Award that may be paid under the Plan to the Company’s Chief Executive Officer for any fiscal year of the Company shall be the lesser of (i) one-half percent (0.50%) of Operating Income Before Depreciation and Amortization for such Performance Period, or (ii) five million dollars ($5,000,000.00), and the maximum Award that may be paid under the Plan to any Participant other than the Company’s Chief Executive Officer for any fiscal year of the Company shall be the lesser of (A) one-quarter percent (0.25%) of Operating Income Before Depreciation and Amortization for such Performance Period, or (B) three million dollars ($3,000,000.00). Notwithstanding the foregoing, the Committee may condition payment of an Award upon the satisfaction of such objective or subjective standards as the Committee shall determine to be appropriate, in its sole and absolute discretion, and the Committee shall retain the discretion to reduce the amount of any Award that would otherwise be payable to a Participant, including a reduction in such amount to zero.

8.	Committee Certification and Payment of Awards.
     As soon as reasonably practicable following the end of each Performance Period, the Committee shall determine the amount of the Award to be paid to each Participant for such Performance Period and shall certify such determination in writing. Awards shall be paid to the Participants following such certification by the Committee no later than seventy (70) days following the close of the Performance Period with respect to which the Awards are made, unless all or a portion of a Participant’s Award is deferred pursuant to the Participant’s timely and validly made election made in accordance with such terms of any Company sponsored deferred compensation plan in which the Participant is eligible to participate.

9.	Termination of Employment.
     Except as may be specifically provided in an Award pursuant to Section 7(a), a Participant shall have no right to an Award under the Plan for any Performance Period in which the Participant is not actively employed by the Company, an Affiliate or a Subsidiary on the last day of the Performance Period to which such Award relates. In establishing Awards under Section 7(a), the Committee may provide that in the event a Participant is not employed by the Company, an Affiliate or a Subsidiary on the date on which the Award is paid, the Participant may receive a pro rata portion of the Award or forfeit all or a portion of his or her right to the Award paid under the Plan.

10.	Taxes.
     The Company shall have the power and right to deduct or withhold, or require a Participant to remit to the Company (or an Affiliate or Subsidiary), an amount (in cash, or in Shares valued at Fair Market Value), sufficient to satisfy any applicable tax withholding requirements applicable to an Award. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any applicable tax withholding requirements. Subject to such restrictions as the Committee may prescribe, a Participant may satisfy all or a portion of any tax withholding requirements relating to Awards payable in Shares by electing to have the Company withhold Shares having a Fair Market Value equal to the amount to be withheld.

11.	Amendment or Termination of the Plan.
     The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval in order to maintain the qualification of Awards as performance-based compensation pursuant to Code Section 162(m) and regulations promulgated thereunder shall be made without such stockholder approval. If changes are made to Code Section 162(m) or regulations promulgated thereunder to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Section 11, make such adjustments to the Plan and/or Awards as it deems appropriate.

12.	No Rights to Employment.
     The Plan shall not confer upon any Participant any right with respect to continuation of employment with the Company, any Affiliate, or Subsidiary, nor shall it interfere in any way with his right or the Company’s right to terminate his employment at any time, with or without cause.

13.	No Assignment.
     Except as otherwise required by applicable law, any interest, benefit, payment, claim or right of any Participant under the Plan shall not be sold, transferred, assigned, pledged, encumbered or hypothecated by any Participant and shall not be subject in any manner to any claims of any creditor of any Participant or beneficiary, and any attempt to take any such action shall be null and void. During the lifetime of any Participant, payment of an Award shall only be made to such Participant. Notwithstanding the foregoing, the Committee may establish such procedures as it deems necessary for a Participant to designate a beneficiary to whom any amounts would be payable in the event of any Participant’s death.

14.	Legal Construction.
     (a) Gender, Number and References. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to a section of the Plan either in the Plan or to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such section of the Plan, act, code, section, rule or regulation, as it may be amended from time to time, or to any successor section of the Plan, act, code, section, rule or regulation.
     (b) Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
     (c) Requirements of Law. The granting of Awards and the issuance of cash or Shares under the Plan shall be subject to all applicable laws and to such approvals by any governmental agencies or national securities exchanges as may be required.
     (d) Unfunded Plan. Awards under the Plan will be paid from the general assets of the Company, and the rights of Participants under the Plan will be only those of general unsecured creditors of the Company.
     (e) Governing Law. To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Arizona, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

     (f) Non-Exclusive Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.
     (g) Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Code Section 409A.

ALLIED WASTE INDUSTRIES, INC., a Delaware corporation
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